Exhibit 99.1

Coupa Software Reports Fourth Quarter & Full Year Fiscal 2017 Financial Results

Record Full Year Revenue of $134 Million

Cumulative Spend Under Management Surpasses $360 Billion

SAN MATEO, Calif., Mar. 13, 2017 – Coupa Software (NASDAQ: COUP), a leader in cloud-based spend management, today announced its financial results for the fourth quarter and fiscal year-ended January 31, 2017.

Fourth Quarter Results

•	Revenues: Total revenues were $38.0 million, an increase of 44% from the same period last year. Subscription services revenues were $33.8 million, an increase of 45% from the same period last year.

•	Loss from Operations: GAAP operating loss was $6.4 million, compared to a loss of $11.0 million for the same period last year. Non-GAAP operating loss was $2.3 million, compared to a loss of $9.7 million for the same period last year.

•	Net Loss: GAAP net loss was $6.6 million, compared to a loss of $11.5 million for the same period last year. GAAP net loss per basic and diluted share was $0.13, compared to a loss of $2.18 for the same period last year. Non-GAAP net loss was $2.5 million, compared to a loss of $10.2 million for the same period last year. Non-GAAP net loss per basic and diluted share was $0.05, compared to a loss of $1.93 for the same period last year.

Fiscal Year 2017 Results

•	Revenues: Total revenues were $133.8 million, an increase of 60% from the prior year. Subscription services revenues were $117.8 million, an increase of 56% from the prior year.

•	Loss from Operations: GAAP operating loss was $35.4 million, compared to a loss of $45.3 million for the prior year. Non-GAAP operating loss was $24.9 million, compared to a loss of $32.4 million for the prior year.

•	Net Loss: GAAP net loss was $37.6 million, compared to a loss of $46.2 million for the prior year. GAAP net loss per basic and diluted share was $1.88, compared to a loss of $9.81 for the prior year. Non-GAAP net loss was $27.1 million, compared to a loss of $33.3 million for the prior year. Non-GAAP net loss per basic and diluted share was $1.36, compared to a loss of $7.07 for the prior year.

•	Balance Sheet: Cash and cash equivalents were $201.7 million, and total deferred revenue was $90.8 million, as of January 31, 2017.

•	Cash Flow: Cash flow from operating activities was a use of $21.0 million for the full fiscal 2017 year.

“We closed a successful fiscal 2017 by achieving strong results across the board in Q4,” said Rob Bernshteyn, CEO of Coupa. “Our unified platform has now processed more than $360 billion in cumulative spend, driving cost savings and increasing profitability for our customers. We made significant advancements in our technology with the release of R17 and acquisition of Spend360, and added marquee customers including Caterpillar, Paul HARTMANN, and many others. With continued strength in North America and Europe and increasing traction in Asia Pacific and Latin America, we are well positioned as we enter the new fiscal year.”

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of March 13, 2017.

First quarter of fiscal 2018:

•	Total revenues are expected to be between $38.0 and $38.5 million.

•	Non-GAAP loss from operations is expected to be between $6.0 and $8.5 million.

•	Non-GAAP net loss per share is expected to be between $0.12 loss and $0.17 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 50.8 million shares.

Full year fiscal 2018:

•	Total revenues are expected to be between $167 and $170 million.

•	Non-GAAP loss from operations is expected to be between $27 and $30 million.

•	Non-GAAP net loss per share is expected to be between $0.53 loss and $0.58 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 53 million shares.

See the sections titled “Non-GAAP Financial Measures and Key Metrics” and the reconciliation tables below for important details regarding our non-GAAP measures.

Recent Business Highlights:

•	Coupa surpassed 500 total customers during the fourth quarter, ending its fiscal year with 535 customers. New customers to highlight from Q4 included some of the world’s biggest brands, such as Caterpillar, the world’s leading manufacturer of construction and mining equipment, and Paul HARTMANN, a leading provider of medical and hygiene products and Coupa’s first manufacturing customer in Germany.

•	Other new customer wins included Asian Development Bank, FrieslandCampina, Clark Construction, KMG Rompetrol, LKQ Corporation, The Andersons, Bynder, Turtle Entertainment (ESL Gaming), PDF Solutions, InvoCare, Apex Parks Group, LLC, USO World Headquarters, Kubota Tractor Corporation, ACLD, Reliance Properties, Brightpoint Health, Great Wolf Resorts, GoHealth Urgent Care, and R1 RCM Inc., formerly Accretive Health Inc.

•	Coupa acquired substantially all of the assets of Spend360 International Ltd. to help companies digitize antiquated processes for data classification. Based outside London, Spend360 is an analytics solution that uses deep machine learning and artificial intelligence to structure and cleanse data.

•	Coupa delivered Release 17 (R17) – its first major cloud platform update of the calendar year. R17 leverages data network effects to deliver comprehensive B2B insights to customers, allowing them to increase value and spend smarter.

•	After signing a premier new customer in China in Q3, KPMG China, Coupa’s implementation partner, completed a rapid 10-week spend transformation project to optimize purchasing and invoicing processes.

•	Coupa debuted in the 2017 Gartner Magic Quadrant for Strategic Sourcing Suites.

•	Gartner also recognized Coupa as a “Vendor to Watch” in a report entitled “Market Opportunity Map: Enterprise Resource Planning, Worldwide.” Coupa was one of only five vendors named as a mega-vendor and emerging Enterprise Resource Planning (ERP) provider.

•	Coupa grew its Coupa Advantage program with expanded category coverage via regional and global supplier partners. Notable new suppliers to Coupa Advantage include Zoom, a market leading video conferencing solution, as well as two new European suppliers; Manutan, Europe’s largest provider of business products and services, and Little Big Connection, a European marketplace for IT and engineering consultants.

•	Coupa was one of 50 companies named one of the best workplaces of 2016 by the Silicon Review.

•	Coupa announced that Apple Co-Founder Steve Wozniak will be a distinguished speaker at Coupa Inspire ’17, the company’s fifth annual user conference, which takes place May 16-18 at the Westin St. Francis Union Square in San Francisco, CA.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (877)-874-1567, using conference code 6255862.

•	International parties can access the call by dialing (719)-325-4907, using conference code 6255862.

The webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, March 20, 2017. To access the replay, parties in the U.S. and Canada should call (888)-203-1112 and enter conference code 6255862. International parties should call (719)-457-0820 and enter conference code 6255862.

Non-GAAP Financial Measures and Key Metrics:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects. We believe these non-GAAP measures are useful in evaluating our operating performance and regularly review these measures as we evaluate our business.

We believe these non-GAAP measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period to period comparisons of operations. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss, such as charges related to stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

We also use key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through our platform for all of our customers collectively since we launched our platform. We calculate this metric by aggregating the actual transaction data, such as invoices or purchase orders, from customers on our platform. While we do not believe this metric is directly correlated to our financial results, we believe the adoption of our platform, as evidenced by growth in cumulative spend under management, drives additional value to our customers, which will enhance our ability to acquire new customers, to increase renewals and to increase upsells due to an increase in the number of authorized users and modules per customer.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the quotations from management and the statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: we have a limited operating history, which makes it difficult to predict our future operating results; if we are unable to attract new customers, the growth of our revenues will be adversely affected; because our platform is sold to large enterprises with complex operating environments, we encounter long and unpredictable sales cycles; the markets in which we participate are intensely competitive; our business depends substantially on our customers renewing their subscriptions and purchasing additional subscriptions from us; risks and liabilities related to breach of our security measures or unauthorized access to customer data; if we fail to develop widespread brand awareness cost-effectively, our business may suffer; and we have experienced rapid growth in recent periods, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the SEC on December 9, 2016, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of March 13, 2017. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

The Blueshirt Group for Coupa

Cynthia Hiponia or Erin Rheaume

650-485-8603

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2017	2016	2017	2016
Revenues
Subscription services	$33,834	$23,288	$117,788	$75,667
Professional services and other	4,184	3,076	15,987	8,011

Total revenues	38,018	26,364	133,775	83,678

Cost of revenues
Subscription services	6,630	4,979	25,055	16,804
Professional services and other	4,763	4,960	21,214	15,107

Total cost of revenues	11,393	9,939	46,269	31,911

Gross profit	26,625	16,425	87,506	51,767
Operating expenses
Research and development	8,037	6,579	30,262	22,767
Sales and marketing	17,159	16,196	68,562	54,713
General and administrative	7,865	4,632	24,106	19,540

Total operating expenses	33,061	27,407	122,930	97,020

Loss from operations	(6,436)	(10,982)	(35,424)	(45,253)
Other income (expense), net	174	(374)	(1,335)	(568)

Loss before provision for income taxes	(6,262)	(11,356)	(36,759)	(45,821)

Provision for income taxes	346	135	848	335

Net loss	$(6,608)	$(11,491)	$(37,607)	$(46,156)

Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(2.18)	$(1.88)	$(9.81)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	49,776	5,261	19,988	4,704

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	January 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$201,721	$92,348
Accounts receivable, net of allowances	47,614	27,979
Prepaid expenses and other current assets	9,150	4,549
Deferred commissions, current portion	3,091	3,137

Total current assets	261,576	128,013

Property and equipment, net	4,642	3,775
Deferred commissions, net of current portion	2,895	2,386
Goodwill	6,306	1,605
Intangible assets, net	5,848	1,369
Other assets	2,597	2,778

Total assets	$283,864	$139,926

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,175	$1,096
Accrued expenses and other current liabilities	17,490	14,446
Deferred revenue, current portion	89,872	63,870

Total current liabilities	108,537	79,412

Deferred revenue, net of current portion	968	1,056
Other liabilities	467	747

Total liabilities	109,972	81,215

Commitments and contingencies
Convertible preferred stock, $0.0001 par value	—	164,950
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	5	1
Additional paid-in capital	334,363	16,629
Accumulated deficit	(160,476)	(122,869)

Total stockholders’ equity (deficit)	173,892	(106,239)

Total liabilities, convertible preferred stock and stockholders’ equity	$283,864	$139,926

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	January 31,
	2017	2016
Cash flows from operating activities
Net loss	$(37,607)	$(46,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,575	2,758
Amortization of deferred commissions	4,004	2,834
Stock-based compensation	9,452	10,568
Change in fair value of preferred stock warrant liability	627	190
Other non-cash items	355	—
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(20,041)	(8,314)
Prepaid expenses and other current assets	(4,600)	(1,289)
Other assets	(1,136)	(2,006)
Deferred commissions	(4,468)	(5,384)
Accounts payable	224	(121)
Accrued and other liabilities	1,772	696
Deferred revenue	25,888	24,155

Net cash used in operating activities	(20,955)	(22,069)

Cash flows from investing activities
Purchase of property and equipment	(4,491)	(3,868)
Acquisitions, net of cash acquired	(6,750)	(1,426)

Net cash used in investing activities	(11,241)	(5,294)

Cash flows from financing activities
Proceeds from issuance common stock, net of underwriting discounts, commissions and offering costs	137,216	(64)
Proceeds from the exercise of common stock options	4,252	1,570
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	75,731
Proceeds from the exercise of preferred stock warrants	50	500
Excess tax benefit from shared-based compensation	51	—

Net cash provided by financing activities	$141,569	$77,737

Net increase in cash and cash equivalents	109,373	50,374
Cash and cash equivalents at beginning of year	92,348	41,974

Cash and cash equivalents at end of year	$201,721	$92,348

COUPA SOFTWARE INCORPORATED

Three Months Ended January 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$6,630	$(300)	$(308)	$—	$6,022
Costs of professional services	4,763	(373)	—	—	4,390
Gross profit	70.0%	1.8%	0.8%	0.0%	72.6%
Research and development	8,037	(784)	—	—	7,253
Sales and marketing	17,159	(1,282)	—	—	15,877
General and administrative	7,865	(1,064)	—	—	6,801
Loss from operations	(6,436)	3,803	308	—	(2,325)
Operating margin	-16.9%	10.0%	0.8%	0.0%	-6.1%
Other income, net	174	—	—	—	174
Loss before provision for income taxes	(6,262)	3,803	308	—	(2,151)
Aggregate adjustment for income taxes	346	8	—	—	354
Net loss	$(6,608)	$3,795	$308	$—	$(2,505)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.13)				$(0.05)

(1)	Calculated based upon 49,776 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Three Months Ended January 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$4,979	$(74)	$(346)	$—	$4,559
Costs of professional services	4,960	(70)	—	—	4,890
Gross profit	62.3%	0.5%	1.3%	0.0%	64.2%
Research and development	6,579	(227)	157	—	6,509
Sales and marketing	16,196	(255)	—	—	15,941
General and administrative	4,632	(383)	—	(126)	4,123
Loss from operations	(10,982)	1,009	189	126	(9,658)
Operating margin	-41.7%	3.8%	0.7%	0.5%	-36.6%
Other expense, net	(374)	—	—	—	(374)
Loss before provision for income taxes	(11,356)	1,009	189	126	(10,032)
Aggregate adjustment for income taxes	135	—	—	—	135
Net loss	$(11,491)	$1,009	$189	$126	$(10,167)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(2.18)				$(1.93)

(1)	Calculated based upon 5,261 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

For the Year Ended January 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$25,055	$(715)	$(952)	$—	$23,388
Costs of professional services	21,214	(772)	—	—	20,442
Gross profit	65.4%	1.1%	0.7%	0.0%	67.2%
Research and development	30,262	(1,766)	—	—	28,496
Sales and marketing	68,562	(3,130)	—	—	65,432
General and administrative	24,106	(3,069)	—	(151)	20,886
Loss from operations	(35,424)	9,452	952	151	(24,869)
Operating margin	-26.5%	7.1%	0.7%	0.1%	-18.6%
Other expense, net	(1,335)	—	—	—	(1,335)
Loss before provision for income taxes	(36,759)	9,452	952	151	(26,204)
Aggregate adjustment for income taxes	848	73	—	—	921
Net loss	$(37,607)	$9,379	$952	$151	$(27,125)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.88)				$(1.36)

(1)	Calculated based upon 19,988 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

For the Year Ended January 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$16,804	$(235)	$(387)	$—	$16,182
Costs of professional services	15,107	(1,014)	—	—	14,093
Gross profit	61.9%	1.5%	0.5%	0.0%	63.8%
Research and development	22,767	(1,236)	—	—	21,531
Sales and marketing	54,713	(1,347)	—	—	53,366
General and administrative	19,540	(6,736)	—	(1,943)	10,861
Loss from operations	(45,253)	10,568	387	1,943	(32,358)
Operating margin	-54.1%	12.6%	0.5%	2.3%	-38.7%
Other expense, net	(568)	—	—	—	(568)
Loss before provision for income taxes	(45,821)	10,568	387	1,943	(32,923)
Aggregate adjustment for income taxes	335	—	—	—	335
Net loss	$(46,156)	$10,568	$387	$1,943	$(33,258)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(9.81)				$(7.07)

(1)	Calculated based upon 4,704 basic and diluted weighted-average shares of common stock